usbank.

For Bank Use Only	Reviewed by
Due MAY 1, 2018	
Customer # 7431732097	Loan #

TERM NOTE
(For Term Loan Agreement)

$ 1,006,500.00   MAY 1, 2013

FOR VALUE RECEIVED, the undersigned borrower (the "**Borrower**"), promises to pay to the order of U.S. BANK N.A. (the "**Bank**"), the principal sum of ONE MILLION SIX THOUSAND FIVE HUNDRED AND NO/100 Dollars ($ 1,006,500.00).

Interest.

The unpaid principal balance will bear interest at an annual rate of 2.980%.

Payment Schedule.

Principal and interest are payable in 59 installments of $11,000.00 each, beginning JUNE 1, 2013, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final payment equal to all unpaid principal and accrued interest on MAY 1, 2018, the maturity date.

Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360. which pursuant to Iowa Stats. Section 537.2601 is the equivalent computation as using the same stated interest rate calculated on a 365 day basis times 1.0138.

Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00 % of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

This Term Note constitutes the Note issued under a Term Loan Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

This Note may be prepaid in full or in part at any time without indemnity. Prepayments of less than all the outstanding principal amount of this Note shall be applied upon principal payments in the inverse order of their maturities.

This Note is a "transferablerecord" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Term Note, are hereby expressly incorporated by reference.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)	Art's-Way Manufacturing Co., Inc. Borrower Name (Organization)
	a Delaware Corporation
Borrower Name N/A	By [signature]
	Name and Title Carrie L Majeski, President
	By
Borrower Name N/A	Name and Title

1130A